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                                                                   Exhibit 10.20


                  EMPLOYMENT AGREEMENT dated as of July 31, 1998, between NETWORK-1 SECURITY SOLUTIONS, INC., a Delaware corporation with its principal office located at 70 Walnut Street, Wellesley, Massachusetts 02481 (the "Company"), and JOSEPH A. DONOHUE residing at 16 Celestial Way, Pepperell, Massachusetts 01776 (the "Executive").

                  The Company desires to enter into this Agreement in order to assure itself of the service of Executive, and Executive desires to accept employment with the Company, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

                  SECTION 1. Employment. The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions hereinafter set forth.

                  SECTION 2. Term. The employment of Executive hereunder shall be for a period commencing on the date hereof (the "Commencement Date") and ending on the third anniversary of the Commencement Date (the "Term") or such earlier date upon which the employment of the Executive shall terminate in accordance with the provisions hereof. The period commencing on the Commencement Date and ending on the date of termination of the Executive's employment hereunder shall be called the "Term of Employment" for Executive, and the date on which the Executive's employment hereunder shall terminate shall be called the "Termination Date".

                  SECTION 2. Duties. During the Term of Employment, Executive shall be employed as the Vice President of Engineering of the Company and shall perform such duties as are consistent therewith as the Chief Executive Officer and Board of Directors of the Company (the "Board") shall designate. Executive shall use his best efforts to perform well and faithfully the foregoing duties and responsibilities.

                  SECTION 4. Time to be Devoted to Employment. During the Term of Employment, Executive shall devote all of his business time, attention and energies to the business of the Company (except for vacations to which he is entitled pursuant to Section 6(b) and periods of illness or incapacity). During the Term of Employment, Executive shall not engage in any business activity which, in the reasonable judgment of the Board, conflicts with the duties of Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.




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                  SECTION 5. Compensation.

                        (a) The Company shall pay to Executive an annual base salary (the "Base Salary") during the Term of Employment of $120,000 per annum, payable in such installments (but not less often than monthly) as is generally the policy of the Company with respect to its executive officers, which Base Salary shall be subject to such increases as the Compensation Committee of the Board, in its sole discretion, may from time to time determine. Executive's Base Salary and performance shall be reviewed at least annually by the Board.

                        (b) In addition, to the Base Salary set forth in paragraph 5(a) above, during the term of employment, Executive shall be eligible to receive incentive compensation of up to $30,000 per annum (to be distributed as directed by the Board of Directors) subject to the discretion of the Compensation Committee of the Board.

                        (c) On the Commencement Date the Company shall grant to the Executive an incentive stock option (the "Option") of ten (10) years' duration for the purchase of 62,500 shares (the "Shares") of the Company's Common Stock at an exercise price of $7.20 per share. The Option shall vest as to 34% of the Shares covered thereby on the Commencement Date and an additional 22% of the Shares covered thereby on each anniversary of the Commencement Date, conditioned only on the Executive's continued employment by the Company. The form of Option is attached as Exhibit A hereto.

                  SECTION 6. Business Expenses; Benefits.

                        (a) The Company shall reimburse Executive, in accordance with the practice from time to time for executive officers of the Company, for all reasonable and necessary expenses and other disbursements incurred by Executive for or on behalf of the Company in the performance of Executive's duties hereunder. Executive shall provide such appropriate documentation of expenses and disbursements as may from time to time be required by the Company.

                        (b) During the Term of Employment, Executive shall be entitled to four (4) weeks vacation per year.

                        (a) During the Term of Employment, Executive shall be entitled to participate in the group health, life and disability insurance benefits, and retirement plan benefits made available from time to time for its employees generally.



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                  SECTION 7. Involuntary Termination.

                        (a) If Executive is incapacitated or disabled (such condition being hereinafter referred to as a "Disability") in a manner that would qualify Executive for benefits under the disability policy of the Company (the "Disability Policy"), the Term of Employment and employment of the Executive under this Agreement shall cease (such termination, as well as a termination under Section 7(b), being hereinafter referred to as an "Involuntary Termination") and Executive shall be entitled to receive the benefits payable under the Disability Policy and in accordance with Section 9 hereof.

                        (b) If Executive dies during the Term of Employment, the Term of Employment and Executive's employment hereunder shall cease as of the date of the Executive's death and Executive shall be entitled to receive the benefits payable in accordance with Section 9 hereof.

                  SECTION 8. Termination by the Company.

                        (a) Termination For Cause. The Company may terminate the Term of Employment and the employment of the Executive hereunder at any time for Cause (as hereinafter defined) (such termination being referred to herein as a "Termination For Cause") by giving Executive written notice of such termination, effective immediately upon the giving of such notice to the Executive. As used in this Agreement, "Cause" means the Executive's (a) commission of an act (i) constituting a felony or (ii) involving fraud, moral turpitude, theft or dishonesty which is not a felony and which materially adversely affects the Company or could reasonably be expected to materially adversely affect the Company, (b) repeated failure to be reasonably available to perform his duties, which, if curable, shall not have been cured within 30 business days of written notice thereof from the Company, (c) repeated failure to follow the lawful directions of the Board, which, if curable, shall not have been cured within 30 business days of written notice thereof from the Company, (d) material breach of any agreement with the Company (including any provisions of this or any agreement between Executive and the Company) which, if curable, shall not have been cured within 30 business days of written notice thereof from the Company or
(e) voluntary resignation (except as set forth in paragraph 9(d) hereof).

                        (b) Termination Other Than for Cause. The Company may terminate this Agreement and the employment of Executive other than for cause as defined in Section 8(a) above (such termination shall be defined as a "Termination Other Than for Cause") by giving Executive written notice of such termination, which notice


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shall be effective upon the giving of such notice or such later date set forth therein.

                  SECTION 9. Effect of Termination.

                        (a) Upon the termination of the Term of Employment and Executive's employment hereunder due to Termination for Cause (as defined in Section 8(a) above), neither Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement, except to receive (i) the unpaid portion, if any, of the Base Salary provided for in
Section 5(a), computed on a pro rata basis to the Termination Date (based on the actual number of days elapsed over the actual number of days elapsed over the year in which such termination occurs), (ii) any unpaid accrued benefits of Executive, (iii) reimbursement for any expenses for which Executive shall not have been reimbursed as provided in Section 6(a), and (iv) Executive's rights under the vested portion of the Option.

                        (b) Upon the termination of Executive's employment hereunder due to an Involuntary Termination, neither Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except the right to receive (i) the amounts set forth in Section 9(a), and (ii)the vesting of all of the Options that would have vested in the year of Involuntary Termination and one-half of the Options that would have vested in the year following the year of Involuntary Termination.

                        (c) Upon the termination of Executive's employment upon a Termination Other Than for Cause (as defined in Section 8(b) above), neither Executive nor his beneficiary nor his estate shall have any rights or claims against the Company except to receive (i) the amounts set forth in 9(b) (including Options), and (ii) the lesser of (A) six months Base Salary as in effect at the time of the Termination Other Than for Cause or (B) Executive's Base Salary for the balance of the term of this Agreement.

                        (d) For purposes of this Section 9, if Executive is asked to assume any duties or the material reduction of duties, either of which is substantially inconsistent with the position of Vice President of Engineering of the Company, Executive, upon 30 days notice to the Board of Directors setting forth in reasonable detail the respects in which Executive believes such assignment or duties are substantially inconsistent with the level of Executive's position, may resign from the Company and such resignation will be treated as a Termination Other Than For Cause pursuant to this Section 9.

                  SECTION 10. Insurance. The Company may, for its own benefit, in its sole discretion, maintain "key-man" life and


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disability insurance policies covering Executive. Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company's obtaining and maintaining such policies.

                  SECTION 11. Disclosure of Information. Executive will not, either during the Term of Employment or at any time thereafter, divulge, publish, communicate, furnish or make accessible to anyone any knowledge or information with respect to the Company's confidential, secret or proprietary products, technology, methods, plans, materials and processes, or with respect to any other confidential, secret or proprietary aspects of the business, activities or products of the Company including, without limitation, (a) software programs, source code, object code, product development information, research and development projects or other technical data pertaining to the Company's products (whether or not subject to patent, trademark or copyright protection) or (b) any customer or client lists, telephone leads, prospects lists, sales figures and forecasts, purchase costs, financial projections, advertising and marketing plans and business strategies and plans; except as such items set forth in clauses (a) and (b) above may already be in the public domain through no fault of Executive (all of the foregoing items set forth in clauses (a) and (b) being referred to herein collectively as "Confidential Property"). Upon the termination of the Term of Employment, Executive shall return to the Company all property (including Confidential Property) of the Company (or any subsidiary or affiliate thereof) then in the possession of Executive and all books, records, computer tapes or discs and all other material containing non-public information concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof.

                  SECTION 12. Right to Inventions. Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all marks, designs, logos, inventions, improvements, technical information and suggestions relating in any way to the business conducted by the Company, which he may develop or which may be acquired by Executive during the Term of Employment (whether or not during usual working hours), together with all trademarks, patent applications, letters, patent, copyrights and reissues thereof that may at any time be granted for or upon any such mark, design, logo, invention, improvement or technical information (collectively, "Inventions"). In connection therewith, Executive shall (at the Company's sole cost and expense) take all actions reasonably necessary or desirable to assign and/or confirm the assignment of any Invention to the Company.



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                  SECTION 13. Restrictive Covenant.

                        (a) The Company is in the business of developing, marketing, licensing and supporting network software security products and also provides consulting in network security, network design, troubleshooting and engineering (the "Business"). Executive acknowledges and recognizes that the Business has been conducted, and sales of its products have been made, throughout the United States, and Executive further acknowledges and recognizes the highly competitive nature of the industry in which the Business is involved. Accordingly, in consideration of the premises contained herein, the consideration to be received hereunder, stock options to be granted Executive, Executive shall not, during the Non-Competition Period (as defined below): (i) directly or indirectly engage, whether or not such engagement shall be as a partner, stockholder, affiliate or other participant, in any Competitive Business (as defined below), or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit, (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any other person or entity, including, without limitation, any customer, supplier, employee or consultant of the Company, (iii) induce any employee of the Company to terminate his employment with the Company or to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive Business), or (iv) affirmatively assist or induce any other person or entity to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive Business). Anything contained in this Section 13 to the contrary notwithstanding, an investment by Executive in any publicly traded company in which Executive and his affiliates exercise no operational or strategic control and which constitutes less than 5% of the capital of such entity shall not constitute a breach of this Section 13.

                        (b) As used herein, "Non-Competition Period" shall mean the period commencing on the date hereof and terminating on the Termination Date; provided, however, that if the Term of Employment shall have been terminated pursuant to Section 8 (a), then "Non-Competition Period" shall mean the period commencing on the date hereof and ending on the second anniversary of the Termination Date. "Competitive Business" shall mean any business in any State of the United States engaged in the development, marketing and licensing of network software security products, or in any other line of business in which the Company was engaged or had a formal plan to enter as of the Termination Date.

                        (c) Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he


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



nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder and pursuant to other agreements between the Company and Executive to justify clearly such restrictions which, in any event (given his education, skills and ability), Executive does not believe would prevent him from earning a living.

                  SECTION 14. Enforcement; Severability; Etc. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to (a) delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made or (b) otherwise to render it enforceable in such jurisdiction.

                  SECTION 15. Remedies. Executive acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by Executive of the provisions of this Agreement, the Company shall be entitled to an injunction restraining him from such breach. Nothing contained in this Agreement shall be construed as prohibiting the Company from or limiting the Company in pursuing any other remedies available for any breach or threatened breach of this Agreement.

                  SECTION 16. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by a nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company, to:   Network-1 Security Solutions, Inc.
                         70 Walnut Street
                         Wellesley, Massachusetts 02481
                         Attention: Avi Fogel, President
                                    and Chief Executive Officer






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with copies to:          Bizar Martin & Taub, LLP
                         1350 Avenue of the Americas
                         29th Floor
                         New York, NY 10019
                         Telecopier:(212) 581-8958
                         Telephone: (212) 265-8600
                         Attention: Sam Schwartz, Esq.

if to Executive, to:     Joseph A. Donohue
                         16 Celestial Way
                         Pepperell, Massachusetts 01776

or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

                  SECTION 17. Binding Agreement; Benefit. The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties.

                  SECTION 18. Governing Law. This Agreement will be governed by, construed and enforced in accordance with, the laws of the State of Massachusetts (without giving effect to principles of conflicts of laws).

                  SECTION 19. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

                  SECTION 20. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties.

                  SECTION 21. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.




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                  SECTION 22. Assignment. This Agreement is personal in its
nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the Company may assign this Agreement to any of its subsidiaries and affiliates.

                  SECTION 23. Gender. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

                  SECTION 24. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the date first written above.



                                        NETWORK-1 SECURITY SOLUTIONS, INC.



                                        By: /s/ Avi A. Fogel
                                            -----------------------------------
                                            Avi A. Fogel, President and
                                            Chief Executive Officer


                                            /s/ Joseph A. Donohue
                                            -----------------------------------
                                            Joseph A. Donohue

                             INCENTIVE STOCK OPTION



To:                         Joseph A. Donohue
    ----------------------------------------------------------------------
                                      Name

                  16 Celestial Way, Pepperell, MA 01463
    ----------------------------------------------------------------------
                                     Address


Date of Grant:             July   , 1998
               -----------------------------------------------------------

         You are hereby granted an option (the "Option"), effective as of the date hereof, to purchase 62,500 shares of Common Stock, par value $.01 per share ("Common Stock"), of Network-1 Security Solutions, Inc. (the "Company") at a price of $7.20 per share pursuant to the Company's 1996 Stock Option Plan (the "Plan") adopted by the Company's Board of Directors effective March 7, 1996. Your option price is intended to equal at least the fair market value of the Company's Common Stock as of the date hereof; provided, however, that if, at the time this option is granted, you own stock possessing more than 10% of the total combined voting power of all shares of stock of the Company or any parent or subsidiary (an "Affiliate") of the Company (a "10% Shareholder"), your option price is intended to be at least 110% of the fair market value of the Company's Common Stock as of the date hereof.

         This Option shall vest as follows: (i) as to 34% of the shares underlying the Option on the date of this Option;(ii) as to the balance of 66% of the shares underlying the Option, 22% of such shares on each of the first three anniversary dates of the date of this Option, provided the Optionee is then an employee of the Company; (iii) as to 50% of the remaining shares underlying the Option if a Change in Control (as hereinafter defined) occurs within one year of the date of this Option, provided the Optionee is then an employee of the Company; (iv) as to all of the unvested portion of this Option if a Change of Control (as hereinafter defined) occurs more than one year after the date of this Option, provided the Optionee is then an employee of the Company.

         The shares subject to this Option shall be adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances. No fractional shares shall be issued or delivered.

         This Option shall terminate and is not exercisable after the expiration of ten years from the date of its grant (five years from the date of grant if, at the time of the grant, you are a 10% Shareholder) (the "Scheduled Termination Date"), except if terminated earlier as hereinafter provided (the "Termination Date").

         A "change of control" shall be deemed to have occurred upon the happening of any of the following events:

                  (i) the acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended(the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
                           Act) of forty (40%) percent or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors where such person, entity or group owned less than 5% of such voting power on the date of this Option; or

                  (ii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding



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                           immediately after such merger or consolidation, or
                           the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (other than to a subsidiary or subsidiaries).

                  (iii) Any other event deemed to constitute a "change in control" by the Compensation Committee.

         You may exercise your option as set forth in Section 7 of the Plan.

         If the Company's Common Stock has not been registered under Section 12 of the Securities Exchange Act of 1934, the exercise of your option will not be effective unless and until you execute and deliver to the Company a Stock Restriction Agreement, in the form on file in the office of the Secretary of the Company.

         Your Option will, to the extent not previously exercised by you, terminate thirty (30) days after the date on which your employment by the Company or Affiliate of the Company is terminated, whether such termination is voluntary or not, other than by reason of disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, or death, in which case your Option will terminate six
(6) months from the date of termination of employment due to disability or death (but in no event later than the Scheduled Termination Date). After the date your employment is terminated, as aforesaid, you may exercise this Option only for the number of shares which you had a right to purchase and did not purchase on the date your employment terminated. If you are employed by an Affiliate of the Company, your employment shall be deemed to have terminated on the date your employer ceases to be an Affiliate of the Company, unless you are on that date transferred to the Company or another Affiliate of the Company. Your employment shall not be deemed to have terminated if you are transferred from the Company to an Affiliate, or vice versa, or from one Affiliate to another Affiliate.

         Anything in this Option to the contrary notwithstanding, your



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



option will terminate immediately if your employment is terminated for cause (as determined by the Company in its sole and absolute discretion). Your employment shall be deemed to have been terminated for cause if you are terminated due to, among other reasons, (i) your willful misconduct or gross negligence, (ii) your material breach of any agreement with the Company or (iii) your failure to render satisfactory services to the Company.

         If you die while employed by the Company or an Affiliate of the Company, your legatee(s), distributee(s), executor(s) or administrator(s), as the case may be, may, at any time within six (6) months after the date of your death (but in no event later than the Scheduled Termination Date), exercise the Option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment with the Company, or an Affiliate is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within six (6) months after the date of such termination (but in no event later than the Scheduled Termination Date), exercise the Option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your legatee, distributee, executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this Option.

         This Option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the Option price has been paid in full pursuant to due exercise of this Option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this Option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

         Notwithstanding anything to the contrary contained herein, this Option is not exercisable until all of the following events occur and during the following periods of time:

         (a) Until the Plan pursuant to which this Option is granted is approved by the shareholders of the Company in the manner prescribed by the Code and the regulations thereunder;

         (b) Until this Option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

         (c) During any period of time in which the Company deems that the exercisability of this Option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell.

         The following two paragraphs shall be applicable if, on the date of exercise of this Option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

         (a) The optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration The optionee shall execute such instruments, representations, acknowledgements and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

         (b) The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:



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



                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

         The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         It is the intention of the Company and you that this option shall, if possible, be an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder. In the event this Option is in any way inconsistent with the legal requirements of the Code or the regulations thereunder for an "Incentive Stock Option" this Option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.

         This Option shall be subject to the terms of the Plan in effect on the date this Option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this Option and the terms of the Plan in effect on the date of this Option, the terms of the Plan shall govern. This Option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, modification or waiver of this Option, in whole or in part, shall be binding upon the Company unless in writing and signed by an appropriate officer of the Company. This Option and the performances of the parties hereunder





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


shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of law.

         Please sign the copy of this Option and return it to the Company, thereby indicating your understanding of and agreement with its terms and conditions.

                                  NETWORK-1 SECURITY SOLUTIONS, INC.


                                  By:
                                      -----------------------------------------
                                      Avi A. Fogel,
                                      President and Chief Executive Officer

         I hereby acknowledge receipt of a copy of the foregoing Stock Option and the Network-1 Security Solutions, Inc. 1996 Stock Option Plan, and having read such documents, hereby signify my understanding of, and my agreement with, their terms and conditions.


------------------------------        ---------------------------------
Joseph A. Donohue                             (Date)



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